Exhibit No. 3.1

STATE OF HAWAII DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS Business Registration Division 335 Merchant Street Mailing Address: P.O. Box 40, Honolulu, Hawaii 96810 Phone No. (808) 586-2727 ARTICLES OF AMENDMENT (Section 414-266, Hawaii Revised Statutes) 7/2008 D$#=DK PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK The undersigned, duly authorized officer of the corporation submitting these Articles of Amendment, certifies as follows: 1. The name of the corporation is: 2. The amendment(s) adopted is attached. 3. The total number of shares outstanding is: 4. The amendment(s) was adopted (check one): at a meeting of the shareholders held on (Month Day Year) 5. If the amendment(s) provides for an exchange, reclassification, or cancellation of issued shares, provisions necessary to effect the exchange, reclassification, or cancellation, if any, have been made. The undersigned certifies under the penalties of Section 414-20, Hawaii Revised Statutes, that the undersigned has read the above statements, I/we are authorized to make this change, and that the statements are true and correct. Signed this day of, (Type/Print Name & Title) (Signature of Officer) SEE INSTRUCTIONS ON REVERSE SIDE. The articles must be signed by at least one officer of the corporation. by written consent dated which all of the shareholders signed. (Month Day Year) Class/Series Total Number of Votes Entitled to be Cast Number of Votes Cast For Amendment Number of Votes Cast Against Amendment www.BUSINESSREGISTRATION.com FILED 04/25/2014 2:09 PM Business Registration Division DEPT. OF COMMERCE AND COUNSUMER AFFAIRS State of Hawali Central Pacific Financial Corp. 42,108,496 common as of February 24, 2014 April 25, 2014 common 42,108,496 39,717,777 113,059 25TH APRIL 2014 Glenn K.C. Ching, Senior VP and Secretary

ATTACHMENT OF ARTICLES OF AMENDMENT OF

CENTRAL PACIFIC FINANCIAL CORP. The definition of “Expiration Date” in Section 1 of Article XI of the Restated Articles of Incorporation of Central Pacific Financial Corp. (the “Corporation”), amended, is hereby amended in its entirety to read as follows: ““Expiration Date” means the earliest of (i) the Close of Business on the date that is the fifth (5th) anniversary of May 2, 2011, (ii) such time as the Board determines, in its sole discretion, that this Article XI is no longer necessary for the preservation of existence of the Tax Benefits and (iii) a date on which the Board determines, in its sole of discretion, that this Article XI is no longer in the best interests of the Corporation and its shareholders;”